NAIDICH WURMAN LLP
Attorneys at Law
111 Great Neck Road, Suite 214
Great Neck, New York 11021
Telephone (516) 498-2900
Facsimile (516) 466-3555

RICHARD S. NAIDICH
KENNETH H. WURMAN

BERNARD S. FELDMAN
ROBERT P. JOHNSON
OF COUNSEL

September 12, 2019

Quad M Solutions, Inc.
f/k/a Mineral Mountain Mining
& Milling Company
122 Dickinson Ave.
Toms River, NJ 08753
Attn: Pat Dileo, CEO

Re: Power Up Lending Group, Ltd. with Mineral Mountain Mining & Milling Company
Our File No.: CPG-1880

Dear Mr. Dileo:

As you are aware, this office represents Power Up Lending Group, Ltd. ("Power Up") in connection with a Promissory Note in the principal amount of $43,000 dated February 2, 2019 which evidenced a loan from Power Up to your company, Mineral Mountain Mining & Milling Company now known as Quad M Solutions, Inc.

Since the Note has been fully satisfied, we are returning to you the original Note marked "PAID".

I wish to take this opportunity to thank you for allowing both this office and Power Up to be of service to you.

Very truly yours,

NAIDICH WURMAN LLP

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